UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012 (July 18, 2012)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-09753	58-1563799
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460 Atlanta, GA 30346	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 395 - 4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 18, 2012, Georgia Gulf Corporation (the “Company”), PPG Industries, Inc. (“PPG”), Eagle Spinco Inc., a wholly-owned subsidiary of PPG (“Spinco”), and Grizzly Acquisition Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will acquire PPG’s chlor-alkali and derivatives business (the “Business”) in a Reverse Morris Trust transaction (the “Merger”).  Prior to the Merger and pursuant to a Separation Agreement (the “Separation Agreement”), dated as of July 18, 2012, between PPG and Spinco, PPG will, among other things, transfer the Business to Spinco and, thereafter, PPG will distribute to PPG stockholders all of the issued and outstanding shares of Spinco (the “Distribution”).  Immediately following the Distribution, Spinco will be merged with the Company or one of the Company’s subsidiaries.

Upon consummation of the transactions contemplated by the Merger Agreement and the Separation Agreement, the shares of Spinco common stock then-outstanding are expected to be automatically converted into the greater of 35.2 million shares of the Company’s common stock (the “Company Common Stock”) and 50.5% of the Company Common Stock.  The Company’s existing stockholders will continue to hold the remaining approximately 49.5% of the Company Common Stock.

The Separation Agreement

The Separation Agreement governs the rights and obligations of PPG and Spinco regarding the separation of the Business from the other businesses of PPG (the “Separation” and, together with the Distribution and the Merger, the “Transaction”) and the subsequent Distribution, including assets to be transferred, liabilities to be assumed and contracts to be assigned to each of PPG and Spinco or their respective affiliates. The Separation Agreement also sets forth other agreements between PPG and Spinco related to the Separation, including provisions concerning the termination and settlement of intercompany accounts, governmental approvals and third party consents and working capital adjustments. In addition, the Separation Agreement sets forth agreements that govern certain aspects of the relationship between PPG and Spinco following the Distribution, including provisions with respect to releases of claims, indemnification, insurance, access to financial and other information and treatment of outstanding guarantees.

The Separation Agreement governs the rights and obligations of PPG and Spinco regarding the Distribution.  Prior to the Distribution, PPG will receive from Spinco distributions of cash and debt instruments of Spinco with an aggregate value of $900 million (collectively, the “Cash and Debt Distribution”).  PPG has entered into agreements giving it the right, under certain circumstances and subject to certain conditions, to deliver the Spinco debt instruments received in the Cash and Debt Distribution in satisfaction of certain debt obligations that will be issued by PPG prior to the closing of the transaction (the “Exchange”).  In combination with the cash portion of the Cash and Debt Distribution, the Exchange would result in PPG receiving a total of $900 million in cash in connection with the Separation and Distribution.  This amount is subject to adjustment to reflect working capital at the time of the Separation, and to reduction by $130 million if PPG does not transfer its interests in Taiwan Chlorine Industries, Ltd. as part of the Separation.

Consummation of the Separation and Distribution is subject to the satisfaction (or waiver by PPG) of certain conditions, including, among other things, (i) that each of the conditions to PPG’s obligations to effect the transactions contemplated in the Merger Agreement shall have been satisfied or waived (other than the condition concerning the consummation of the Separation and Distribution or conditions that by their nature are to be satisfied at the completion of the Distribution); (ii) consummation of the Separation, (iii) receipt of certain rulings from the Internal Revenue Service, (iv) receipt of certain tax opinions from tax counsel to PPG, and (v) PPG having received the Cash and Debt Distribution.

The Separation Agreement provides that the Company is a third party beneficiary of the rights and obligations of Spinco under the Separation Agreement.

The Merger Agreement

As described above, the Merger Agreement provides that, immediately following the consummation of the Distribution, Spinco will be merged with the Company or one of the Company’s subsidiaries, and that, as of the effective time of the Merger, Spinco common stock will be converted into the right to receive shares of Company Common Stock.  In addition, the Merger Agreement provides that in connection with the Merger, the Company will increase the size of its board of directors (the “Company Board”) by three members, and that three individuals selected by PPG and approved by the Nominating and Governance Committee of the Company Board will be appointed to the Company Board to fill the vacancies.  In accordance with the Merger Agreement, these individuals will also be nominated for re-election to the Company Board at the Company’s 2013 annual meeting of stockholders.

The consummation of the Merger is subject to various customary closing conditions, including (i) approval by the Company’s stockholders, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, (iii) completion of the Distribution, (iv) confirmation by applicable tax authorities of the intended tax treatment of the Transaction, (v) obtaining other regulatory approvals necessary to complete the Merger, and (vi) the absence of any law or order from any court or governmental authority restraining, enjoining or prohibiting the Transaction.

The Merger Agreement contains customary representations and warranties made by each of PPG, the Company, Spinco and Merger Sub. PPG and the Company have also agreed to various covenants in the Merger Agreement, including, among other things, covenants (i) to conduct their respective material operations in the ordinary course of business consistent with past practice and (ii) not to take certain actions prior to the closing of the Merger without prior consent of the other.

The Merger Agreement contains certain termination rights for both PPG and the Company and further provides that the Company must pay to PPG a termination fee of $24.5 million upon termination of the Merger Agreement under the following circumstances:

•                  if (1) a competing acquisition proposal is presented by a third party to the Company or otherwise becomes publicly known, (2) the Merger Agreement is thereafter terminated by either party for failure to close before the termination date, by PPG as a result of a breach by the Company of its covenants that results in the failure of a closing condition that cannot be cured, or by either party because the Company has failed to obtain stockholder approval (unless, in the case of failure to obtain stockholder approval, the proposal had been previously withdrawn) and (3) within 12 months after the termination, the Company enters into an agreement for or consummates an acquisition proposal made by a third party; or

•                  if the Merger Agreement is terminated by PPG following a change in the Company Board’s recommendation that the Company’s stockholders vote in favor of the Merger.

In connection with the transactions contemplated by the Merger Agreement and the Separation Agreement, certain additional agreements have been or will be entered into, including, among others:

•                  a Tax Matters Agreement among the Company, PPG and Spinco, which will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters, in each case related to tax matters of PPG and the Business after the Transaction;

•                  a Transition Services Agreement between PPG and Spinco, pursuant to which the parties will, on a transitional basis, provide each other with certain support services and other assistance after the Transaction;

•                  an Employee Matters Agreement among the Company, PPG and Spinco, which will govern the parties’ obligations with respect to employment related matters and liabilities associated with employees and retirees of the Business after the Transaction; and

•                  a Shared Facilities, Services and Supply Agreement between PPG and Spinco, which will govern the parties’ rights, responsibilities and obligations regarding facilities and services in Lake Charles, Louisiana that will be shared by PPG and Spinco following the Transaction.

Completion of the Transaction is anticipated to occur in late 2012 or early 2013, although there can be no assurance the Transaction will occur within the expected timeframe or at all.

The foregoing summary descriptions of the Merger Agreement and the Separation Agreement and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement and Separation Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and the terms of which are incorporated herein by reference.

The Merger Agreement and Separation Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement or the Separation Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or the Separation Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement or the Separation Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 8.01.              Other Events.

On July 19, 2012, the Company and PPG issued a joint press release announcing the Transaction.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The slide presentation to be used in connection with the Company’s and PPG’s joint conference call with industry analysts related to the announcement of the Transaction on July 19, 2012 is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This filing contains certain statements relating to future events and the Company’s intentions, beliefs, expectations, and predictions for the future.  Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast,” “would” or “could” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions, or events, including with respect to the Transaction, generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expected benefits of the Transaction, integration plans and expected synergies therefrom, the expected timing of completion of the Transaction, and the Company’s anticipated future financial and operating performance and results, including its estimates for growth. These statements are based on the current expectations of management of the Company. There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include risks relating to (i)  the Company’s ability to obtain requisite stockholder approval to complete the Transaction, (ii)  PPG being unable to obtain necessary tax authority and other regulatory approvals required to complete the Transaction, or such required approvals delaying the Transaction or resulting in the imposition of conditions that could have a material adverse effect on the combined company or causing the companies to abandon the Transaction, (iii) other conditions to the closing of the Transaction not being satisfied, (iv) a material adverse change, event or occurrence affecting the Company or Spinco prior to the closing of the Transaction delaying the Transaction or causing the companies to abandon the Transaction, (v) problems arising in successfully integrating the businesses of Spinco and the Company, which may result in the combined company not operating as effectively and efficiently as expected, (vi) the possibility that the Transaction may involve other unexpected costs, liabilities or delays, (vii) the businesses of each respective company being negatively impacted as a result of uncertainty surrounding the Transaction, (viii) disruptions from the Transaction harming relationships with customers, employees or suppliers, and (ix) uncertainties regarding future prices, industry capacity levels and demand for the Company’s products, raw materials and energy costs and availability, feedstock availability and prices, changes in governmental and environmental regulations, the adoption of new laws or regulations that may make it more difficult or expensive to operate the Company’s business or manufacture its products before or after the Transaction, the Company’s ability to generate sufficient cash flows from its business before and after the Transaction, future economic conditions in the specific industries to which its products are sold, and global economic conditions.

In light of these risks, uncertainties, assumptions, and other factors, the forward-looking statements discussed in this communication may not occur. Other unknown or unpredictable factors could also have a material adverse effect on the Company’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to the Company and its business, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent filings with the Securities and Exchange Commission (the “SEC”). As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The Company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

Additional Information and Where to Find it

This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of the Company, and no offer or sale of such securities will be made in any jurisdiction where it would be unlawful to do so.  In connection with the Transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement and prospectus of the Company relating to the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO AND THE TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge by accessing the Company’s website at www.ggc.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link, or upon written request to the Company at 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346, Attention: Investor Relations. Stockholders may also read and copy any reports, statements and other information filed by the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

The Company, PPG, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the Transaction under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its 2011 Annual Report on Form 10-K filed with the SEC on February 24, 2012, and in its definitive proxy statement filed with the SEC on April 16, 2012 in connection with its 2012 annual meeting of stockholders. Information regarding PPG’s directors and executive officers is available in its 2011 Annual Report on Form 10-K filed with the SEC on February 16, 2012, and in its definitive proxy statement filed with the SEC on March 8, 2012 in connection with its 2012 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01.              Financial Statements and Exhibits.

(d)               Exhibits.

Number	Exhibit
2.1	Agreement and Plan of Merger, dated July 18, 2012, by and among Georgia Gulf Corporation, PPG Industries, Inc., Eagle Spinco Inc. and Grizzly Acquisition Sub, Inc.
10.1	Separation Agreement, dated as of July 18, 2012, by and between PPG Industries, Inc. and Eagle Spinco Inc.
99.1	Press release, dated July 19, 2012.
99.2	Investor presentation, dated July 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

Date: July 19, 2012	By:	/s/ Gregory C. Thompson
Gregory C. Thompson Chief Financial Officer

EXHIBIT LIST

Number	Exhibit
2.1	Agreement and Plan of Merger, dated July 18, 2012, by and among Georgia Gulf Corporation, PPG Industries, Inc., Eagle Spinco Inc. and Grizzly Acquisition Sub, Inc.
10.1	Separation Agreement, dated as of July 18, 2012, by and between PPG Industries, Inc. and Eagle Spinco Inc.
99.1	Press release, dated July 19, 2012.
99.2	Investor presentation, dated July 19, 2012.